UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2012

BIODEL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware (State or other jurisdiction of incorporation or organization)	90-0136863 (IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut (Address of principal executive offices)	06810 (Zip code)

(203) 796-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On June 8, 2012, Biodel Inc. ("Biodel") and Aegis Therapeutics, LLC ("Aegis") entered into a license agreement (the "License Agreement") that provides Biodel with an exclusive, sublicensable, worldwide license to Aegis’ proprietary delivery enhancement and stabilization agents, including Aegis’ ProTek® and Intravail® technologies, (the "Enhancement Agents") for the development and commercialization of pharmaceutical formulations of glucagon. The License Agreement gives Biodel exclusive rights to use the Enhancement Agents in combination with glucagon for the treatment of any human disease (the "Glucagon Products").

Under the terms of the License Agreement, Aegis will supply to Biodel, and Biodel will purchase from Aegis, the Enhancement Agents for use with the Glucagon Products. The Enhancement Agents will be manufactured pursuant to good manufacturing practices, as specified by the U.S. Food and Drug Administration. The parties' rights and obligations with regard to the supply of the Enhancement Agents will be subject to a supply agreement, which is currently being negotiated by the parties.

In consideration of the license granted to Biodel pursuant to the License Agreement, Biodel is required to pay to Aegis a nonrefundable license issuance fee. Additionally, the License Agreement sets forth eight regulatory milestones and six commercial sale milestones covering four indications that will trigger payments from Biodel to Aegis in the event the milestones are achieved, up to an aggregate amount of $21,750,000, as well royalty payments on a product-by-product and a country-by-country basis in the low-to-middle single digits that are triggered upon the commercial sale of any Glucagon Product. Beginning on the second anniversary of the effective date of the License Agreement, and until Biodel has completed its first pivotal clinical trial of a Glucagon Product, Biodel will pay a quarterly maintenance fee to Aegis, which is fully creditable toward, and treated as a prepayment against, future milestone and royalty payments, if any.

During the term of the License Agreement, Aegis will prepare, file, prosecute and maintain patents and patent applications that are specific to the Glucagon Products in jurisdictions that Biodel may designate from time to time, and Biodel will reimburse Aegis for actual costs incurred by Aegis as a result of such activity. Biodel will own all regulatory filings in connection with the Glucagon Products, as well as all data generated by Biodel with regard thereto. If Biodel conducts any toxicity studies that are solely related to the Enhancement Agents, Biodel will provide the resulting data to Aegis, and Aegis may include such data in its applicable drug master files and may share such data with third-party licensees of the Enhancement Agents. In the event that Biodel fails to use commercially reasonable efforts to develop, obtain regulatory approval and commercialize at least one Glucagon Product, taking into account the relevant patent, medical/scientific, technical, regulatory or commercial profile of any such Glucagon Product, including, without limitation, consideration of the market potential and competitors of the same, as well as taking into account Biodel's financial status, then all data and rights to the Glucagon Products will revert to Aegis on an exclusive, fully paid-up, sublicensable, worldwide basis.

Unless otherwise terminated pursuant to its terms, the License Agreement shall remain in effect for as long as Biodel is obligated to make royalty payments under the License Agreement. Biodel's obligation to make royalty payments expires on a product-by-product and country-by-country basis, and generally will continue until the later of (i) the expiration of all valid patent claims covering the applicable Glucagon Product in a given country, or (ii) fifteen years after the date of the first commercial sale of the applicable Glucagon Product in a given country.  Biodel may terminate the License Agreement for convenience at any time upon thirty days prior written notice to Aegis.

Biodel expects to file the License Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, and intends to seek confidential treatment for certain terms and provisions of the License Agreement.  The foregoing description is qualified in its entirety by reference to the complete text of the License Agreement when filed.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for the company's drug candidates, including the potential timing, design and outcomes of clinical trials; and the company's ability to develop and commercialize product candidates. Forward-looking statements represent our management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the success of our product candidates, particularly our proprietary formulations of injectable insulin that are designed to be absorbed more rapidly than the "rapid-acting" mealtime insulin analogs presently used to treat patients with Type 1 and Type 2 diabetes; our ability advance a proprietary insulin formulation into a Phase 2 clinical trial in a timely manner; our ability to conduct pivotal clinical trials, other tests or analyses required by the U.S. Food and Drug Administration, or FDA, to secure approval to commercialize a proprietary formulation of injectable insulin; our ability to secure approval from the FDA for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the progress, timing or success of our research, development and clinical programs, including any resulting data analyses; our ability to develop and commercialize a proprietary formulation of injectable insulin that may be associated with less injection site discomfort than Linjeta™ (formerly referred to as VIAject®), which is the subject of a complete response letter we received from the FDA; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the degree of clinical utility of our product candidates; the ability of our major suppliers to produce our products in our final dosage form; our commercialization, marketing and manufacturing capabilities and strategies; our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-Q for the quarter ended March 31, 2012. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 14, 2012

BIODEL INC.

By:        /s/ PAUL S. BAVIER

Paul S. Bavier, General Counsel and Secretary